UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TPC Group Inc.

(Name of Registrant as Specified In Its Charter)

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On October 8, 2012, the following letter was distributed to employees of TPC Group Inc.:

October 8, 2012	TEL	713.627.7474
	FAX	713.475.5208
	5151 San Felipe, Suite 800, Houston, Texas 77056 www.tpcgrp.com MICHAEL T. McDONNELL President and Chief Executive Officer

To All TPC Group Colleagues:

This morning, we issued a press release announcing that TPC Group has received a non-binding proposal to be acquired by Innospec Inc. (“Innospec”). As part of this proposal, Innospec would pursue an acquisition of all of TPC Group’s common shares for an all-cash purchase price in the range of $44–46 per share. This proposal is separate from the Merger Agreement with First Reserve Corporation and SK Capital Partners we wrote to you about on August 27th.

As you will see in the attached news release, the Board will carefully consider and evaluate the proposal from Innospec and its equity financing partner, Blackstone, and has authorized discussions and negotiations with them and is making arrangements to facilitate their due diligence review.

As previously announced, on August 24, 2012 TPC Group entered into a merger agreement with investment funds sponsored by First Reserve Corporation and SK Capital Partners. Under the terms of the agreement, upon consummation of the merger TPC Group stockholders would be eligible to receive $40.00 per share in cash for each share of TPC Group common stock that they own. The TPC Group Board of Directors has not changed its recommendation with respect to, and continues to recommend that TPC stockholders vote in favor of adopting and approving, the merger agreement entered into with investment funds sponsored by First Reserve Corporation and SK Capital Partners and the transactions contemplated thereby.

Importantly, this announcement has no impact on your day-to-day responsibilities at TPC Group. It is business as usual. We appreciate that you have all been focused on your jobs and executing on our Company strategic goals. As we have been, we remain committed to keeping you informed of significant milestones that occur during this process. However, it is not anticipated that any further developments will be disclosed with regard to these specific discussions unless the TPC Group Board makes a decision with respect to this proposal.

As today’s announcement may attract attention from the media or other interested parties, I would like to remind you that it is very important that our company speaks with one voice and you do not respond to any inquiries directly. If you receive any media or third party inquiries please direct them to Sara Cronin, at 713-627-7474.

I want all of you to know that we value the important contributions that each of you makes every day to TPC Group. As always, I appreciate your ongoing commitment and thank you all for your continued hard work and dedication to our Company.

Sincerely,

Mike McDonnell

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between TPC Group and investment funds sponsored by First Reserve Corporation and SK Capital Partners. TPC Group plans to file a definitive proxy statement with the SEC in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information about the transaction.

A definitive proxy statement will be mailed to TPC Group’s stockholders seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at http://www.tpcgrp.com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation will be set forth in the definitive proxy statement (when available). Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement dated as of August 24, 2012 among TPC Group and investment funds sponsored by First Reserve Corporation and SK Capital Partners; (2) the outcome of any legal proceedings that may be instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

October 8, 2012

TPC Group Inc. Receives Non-Binding Proposal From Innospec Inc. and Blackstone

TPC Group Board Determines That the Proposal is Reasonably Expected to Lead to a Superior Proposal

HOUSTON, Oct. 8, 2012 (GLOBE NEWSWIRE) – TPC Group Inc. (Nasdaq: TPCG), a leading fee-based processor and service provider of value-added products derived from niche petrochemical raw materials, today announced that it has received a non-binding proposal to be acquired by Innospec Inc. (Nasdaq: IOSP) (“Innospec”). As part of this proposal, Innospec would pursue an acquisition of all of TPC Group’s common shares for an all-cash purchase price in the range of $44-46 per share. The proposal is subject to certain conditions, including, among others, securing requisite debt financing, completion of due diligence and receipt of internal approvals. Equity financing for the proposed acquisition will be provided by a fund, Blackstone Capital Partners VI, L.P., managed by Blackstone on behalf of its private equity investors.

The TPC Group Board of Directors has determined in good faith, after consultation with its independent legal and financial advisors, that this proposal would reasonably be expected to lead to a Superior Proposal, as that term is defined in the Merger Agreement dated as of August 24, 2012 with investment funds sponsored by First Reserve Corporation and SK Capital Partners. Consistent with its fiduciary duties, TPC Group’s Board of Directors, in consultation with its independent legal and financial advisors, will carefully consider and evaluate the non-binding proposal from Innospec and its equity financing partner, and has authorized discussions and negotiations with them and is making arrangements to facilitate their due diligence review.

It is not anticipated that any further developments will be disclosed with regard to these discussions unless the TPC Group Board makes a decision with respect to any potential Superior Proposal. There are no guarantees that these negotiations will result in a Superior Proposal.

As previously announced on August 27, 2012, TPC Group entered into a merger agreement with investment funds sponsored by First Reserve Corporation and SK Capital Partners. Under the terms of the agreement, upon consummation of the merger TPC Group stockholders would be eligible to receive $40.00 per share in cash for each share of TPC Group common stock that they own. The TPC Group Board of Directors has not changed its recommendation with respect to, and continues to recommend that TPC stockholders vote in favor of adopting and approving, the merger agreement entered into with investment funds sponsored by First Reserve Corporation and SK Capital Partners and the transactions contemplated thereby.

Perella Weinberg Partners LP is serving as financial advisor to TPC Group, and Baker Botts L.L.P. is serving as legal counsel. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to the special committee of the TPC Group’s Board of Directors.

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About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials, such as C4 hydrocarbons, and provider of critical infrastructure and logistics services along the Gulf Coast region. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

The TPC Group logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9551

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between TPC Group and investment funds sponsored by First Reserve Corporation and SK Capital Partners. TPC Group plans to file a definitive proxy statement with the SEC in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information about the transaction.

A definitive proxy statement will be mailed to TPC Group’s stockholders seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at http://www.tpcgrp.com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation will be set forth in the definitive proxy statement (when available). Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger

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agreement dated as of August 24, 2012 among TPC Group and investment funds sponsored by First Reserve Corporation and SK Capital Partners; (2) the outcome of any legal proceedings that may be instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

CONTACT: For TPC Group

Investor Relations

Contact: Miguel Desdin

Email: miguel.desdin@tpcgrp.com

Phone: 713-627-7474

-or-

Contact: Scott Winter / Larry Miller

Innisfree M&A Incorporated

Phone: (212) 750-5833

Media Inquiries

Contact: Meaghan Repko / James Golden

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449

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